Exhibit 23.1







                      Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-8302) pertaining to the 1981 and 1986 Incentive Stock Option Plans of LSB Industries, Inc. and the Registration Statement (Form S-3, No. 33-69800) of LSB Industries, Inc. and in the related Prospectus of our report dated March 21, 1995, with respect to the consolidated financial statements and schedule of LSB Industries, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1994.








                                    ERNST & YOUNG LLP



Oklahoma City, Oklahoma
April 10, 1995